UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
January 24, 2011 (January 18, 2011)
COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)
(301) 581-0600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre—commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre—commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 18, 2011, the Compensation Committee of Coventry Health Care, Inc. (the “Company”) approved the Company’s 2011 Executive Management Incentive Plan (the “2011 EMIP”). The 2011 EMIP is administered by the Compensation Committee of the Company. Subject to the terms of the 2011 EMIP, the Compensation Committee of the Company has full power and authority to determine the eligible participants under the 2011 EMIP and the applicable performance thresholds and the performance measurements that apply to each award. The Compensation Committee of the Company determined that all named executive officers of the Company are eligible to participate in the 2011 EMIP. The 2011 EMIP provides that performance measurements for executive officers may be based on the achievement of one or more of the following six financial objectives: earnings per share, revenue, operating earnings, membership growth, SG&A and earnings growth. The Compensation Committee has determined that performance measurements for 2011 will be based on earnings per share, revenue and SG&A. The Compensation Committee will establish the specific target awards for each executive officer, which may be greater or less than 100% of each executive officer’s base salary. The 2011 EMIP provides the Compensation Committee with full authority to amend, suspend or waive such rules and regulations it deems appropriate in administering the 2011 EMIP.
     The 2011 EMIP, which is incorporated by reference into this Item 5.02(e) in its entirety, is attached to this Current Report on Form 8-K as Exhibit 10.1.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statement and Exhibits
     (d) Exhibits.
          10.1     Coventry Health Care, Inc. 2011 Executive Management Incentive Plan

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
By:	/s/ John J. Stelben
John J. Stelben,
Interim Chief Financial Officer

Dated: January 24, 2011

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